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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Historical Consolidated Financial Data of SDL" included in the Proxy Statement of JDS Uniphase Corporation and SDL, Inc. that is made part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-45300) and Prospectus of JDS Uniphase Corporation for the registration of 342,022,800 shares of common stock of JDS Uniphase Corporation in connection with its acquisition of SDL, Inc. and to the incorporation by reference therein of our report dated January 27, 2000 (except for the fifth paragraph of Note 9 and the first paragraph of Note 13, as to which the date is March 27, 2000), with respect to the consolidated financial statements and schedule of SDL, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

San Jose, California
November 16, 2000